UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2013

Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia                                               000-53717                                              58-2336689
(State or other jurisdiction of incorporation)     (Commission File Number)     (I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 400, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Atlanticus Holdings Corporation (the “Company”) held its Annual Meeting of Shareholders on May 10, 2013.  Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, and there was no solicitation in opposition to the Board’s solicitation.  At the Annual Meeting, the Company’s shareholders voted upon four proposals.  The proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2013 (the “Proxy Statement”).  A brief description and the final vote results for each proposal follow.

1.  Election of five directors for terms expiring at the 2014 Annual Meeting of Shareholders:

Nominee	For	Withheld	Broker Non-Votes
David G. Hanna	10,122,843	779,728	49,242
Richard R. House, Jr.	10,112,993	789,578	49,242
Deal W. Hudson	10,121,052	781,519	49,242
Mack F. Mattingly	10,124,718	777,853	49,242
Thomas G. Rosencrants	10,103,544	799,027	49,242

As a result, each nominee was elected to serve as a director for a term expiring at the 2014 Annual Meeting of Shareholders.

2.  Advisory vote on the compensation of the named executive officers listed in the Proxy Statement (the “say-on-pay vote”):

For	Against	Abstain	Broker Non-Votes
10,779,841	111,488	60,484	--

As a result, the resolution was approved.

3.  Advisory vote on the frequency of future say-on-pay votes:

Every One Year	Every Two Years	Every Three Years	Abstain	Broker Non-Votes
1,604,507	9,867	9,202,977	85,220	49,242

As a result, the frequency of three years was approved.  Consistent with the results of the non-binding vote of the shareholders, the Company has determined to hold future say-on-pay votes every three years.

4.  Reapproval of the material terms of the performance goals under the Company’s 2008 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
10,872,499	28,062	2,009	49,243

As a result, the proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: May 15, 2013	By:	/s/J.Paul Whitehead
	Name:	J.Paul Whitehead
	Title:	Chief Financial Officer